UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On May 6, 2008, RF Micro Devices, Inc. (the "Company") announced that effective immediately, it is reducing its investments in wireless systems, including cellular transceivers and GPS solutions, in order to focus on core semiconductor component opportunities, including cellular front ends and other components in the Company's Cellular Products Group and the expanding portfolio of semiconductor components in its Multi-Market Products Group.  As a result, the Company expects to eliminate product development expenses related to its wireless systems business by approximately $75.0 million this fiscal year beginning in the June 2008 quarter, with the full benefit expected to be realized in the December 2008 quarter.  The Company expects a global workforce reduction of approximately 350 employees.

The Company anticipates that it will record total restructuring charges of approximately $40.0 million to $50.0 million related to one-time employee termination benefits and impaired assets, as well as expenditures related to the closure of facilities and contract termination costs.  Of this amount, approximately $30.0 million to $35.0 million relates to non-cash charges and approximately $15.0 million to $20.0 million relates to cash expenditures, which is expected to be recognized over the next two fiscal quarters.

Additional details relating to estimated costs expected to be incurred as a result of the strategic restructuring will be filed on an amended Current Report on Form 8-K within four business days after the Company makes a determination of such an estimate or range of estimates.

A press release was issued by the Company on May 6, 2008 regarding the strategic restructuring, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.                           Description of Exhibit
   99.1                                  Press Release dated May 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                   William A. Priddy, Jr.
                                                                                   Chief Financial Officer and Corporate Vice
                                                                                    President of Administration

Date:    May 6, 2008

                                                             EXHIBIT INDEX

Exhibit No.                           Description of Exhibit

99.1                                       Press Release dated May 6, 2008